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                                                                    Exhibit 99.1

             FORWARD-LOOKING STATEMENT RISK AND UNCERTAINTY FACTORS

                                  December 2002

     From time to time, Key Technology, Inc. ("Key" or the "Company"), through its management, may make forward-looking public statements with respect to the Company regarding, among other things, expected future revenues or earnings, projections, plans, future performance, product development and commercialization, and other estimates relating to the Company's future operations. Forward-looking statements may be included in reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in press releases or in oral statements made with the approval of an authorized executive officer of Key. The words or phrases "will likely result," "are expected to," "intends," "is anticipated," "estimates," "believes," "projects" or similar expressions are intended to identify "forward-looking statements" within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended, as enacted by the Private Securities Litigation Reform Act of 1995.

     Forward-looking statements are subject to a number of risks and uncertainties. The Company cautions investors not to place undue reliance on its forward-looking statements, which speak only as to the date on which they are made. Key's actual results may differ materially from those described in the forward-looking statements as a result of various factors, including those listed below. The Company disclaims any obligation subsequently to revise or update forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

     Pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Key hereby files the following cautionary statements identifying certain factors that could cause its actual results to differ materially from those described in its forward-looking statements.

ADVERSE ECONOMIC CONDITIONS IN THE FOOD PROCESSING INDUSTRY MAY ALSO ADVERSELY AFFECT THE COMPANY'S BUSINESS.

     The markets the Company serves, particularly the food processing industry, are experiencing dynamic economic conditions. These conditions include single-digit or negative growth rates for certain segments; a consolidation of food processing companies; lower prices for the Company's customers' products in certain market segments; changing trends in consumer demographics and dietary choices; and higher energy costs for certain of the Company's customers. These conditions have contributed to reduced investment by the Company's customers in new equipment and reduced maintenance expenditures for parts and service. A further deterioration in these conditions in the food processing industry could have an adverse effect Company's sales and results of operations.

REDUCTIONS IN CAPITAL EXPENDITURES IN INDUSTRIES SERVED BY THE COMPANY AND THE FINANCIAL CAPACITY OF CUSTOMERS IN THESE INDUSTRIES TO PURCHASE CAPITAL EQUIPMENT, MAY LIMIT SALES.

     A substantial portion of the Company's historical sales has been in the potato and vegetable processing markets. The Company also expects to expand its selling and marketing activities into other domestic and international markets, such as tobacco. Reductions in capital equipment expenditures by processors in such markets due to commodity surpluses, product price fluctuations, changing consumer preferences, fluctuations in foreign currency exchange rates, higher interest rates or other factors could have an adverse effect on the Company's results of operations.

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ACHIEVEMENT OF PRODUCT PERFORMANCE SPECIFICATIONS MAY INCREASE WARRANTY
EXPENSES.

     The Company provides a ninety-day to two-year warranty on its products. In addition, for certain standard or custom-designed systems, the Company contracts to meet certain performance specifications for a specific application or set of applications. The Company is subject to warranty claims in the ordinary course of business. In the past, the Company has incurred higher warranty expenses related to new products than it typically incurs with established products. The Company maintains reserves for such claims. A large number of warranty claims, a small number of large warranty claims, or claims against the Company with respect to its failure to meet obligations or performance specifications, or provide product upgrades to meet such specifications, which claims exceed current warranty expense levels, could have a material adverse effect on the Company's results of operations, financial position and customer relations. There can be no assurance that the Company will not incur significant warranty expense in the future.

COMPETITION AND ADVANCES IN TECHNOLOGY MAY ADVERSELY AFFECT SALES AND PRICES.

     The markets for the Company's products are highly competitive. Some of the Company's competitors may have substantially greater financial, technical, marketing and other resources than the Company. Important competitive factors in the Company's markets include price, performance, reliability, customer support and service. Although the Company believes that it currently competes effectively with respect to these factors, there can be no assurance that the Company will be able to continue to compete effectively in the future. Additionally, advances in technology may remove some barriers to market entry, enabling additional competitors to enter the Company's markets. Such additional competition could force the Company to reduce prices to remain competitive, and decrease the Company's profits, having a material adverse affect on the Company's business and financial condition.

THE COMPANY'S NEW PRODUCTS MAY NOT COMPETE SUCCESSFULLY IN EITHER EXISTING OR NEW MARKETS.

     The future success and growth of the Company is dependent upon continuing sales in certain food processing markets and other markets, particularly the french fry and vegetable processing markets, as well as successful penetration of new products into other existing and potential markets. The Company also intends to expand the marketing of its current and new products into new markets, including international markets. There can be no assurance the Company can successfully penetrate these potential markets or expand into international markets with its current or new products.

THE COMPANY MAY NOT BE ABLE TO MAINTAIN OR EXPAND INTERNATIONAL OPERATIONS AND SALE, WHICH MAY ADVERSELY AFFECT THE COMPANY'S SALES.

     During the fiscal years 2002, 2001, and 2000, export and international sales accounted for 42%, 49%, and 41%, respectively, of the Company's net sales in each such year. The Company expects to continue to expand its selling, marketing and other operational activities in international markets. The Company's current and future international operations are, and will be, subject to risks involved in international operations and sales, such as currency fluctuations, export controls and other government regulations. In addition, the laws of certain other countries may not protect the Company's intellectual property rights to the same extent as do the laws of the United States.

ADVERSE FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES MAY ADVERSELY AFFECT RESULTS OF OPERATIONS.

     The terms of sales to European customers are typically denominated in either Euros, U.S. Dollars, or to a far lesser extent, the respective legacy currencies of its European customers. The terms of sales to customers in Australia/New Zealand are typically denominated in their local currency. The Company

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expects that its standard terms of sale to international customers, other than those in Europe and Australia/New Zealand, will continue to be denominated in U.S. dollars. For sales transactions between international customers, including European customers, and the Company's domestic operations which are denominated in currencies other than U.S. dollars, the Company assesses its currency exchange risk and may enter into a currency hedging transaction to minimize such risk. However, there is no assurance that foreign currency fluctuations will not have an adverse effect on the Company's results of operations.

THE COMPANY MAY NOT BE ABLE TO COMPLY WITH BANK COVENANTS OR OBTAIN ADDITIONAL FINANCING IN THE FUTURE, WHICH MAY ADVERSELY AFFECT THE COMPANY'S FINANCIAL CONDITION.

     The Company's new revolving credit facilities contain covenants which require certain levels of performance in operations and balance sheet ratios with which continuing compliance may be difficult if market conditions deteriorate. The inability to remain profitable or maintain prescribed debt coverage ratios and cash generation requirements may cause an event of default under the existing terms of the Company's borrowings. Such an event could accelerate the due date of principal payments, prevent the Company from borrowing under its credit facility or renewing its credit facility when it expires, or make it more difficult for the Company to obtain replacement or additional financing in the future on terms favorable to the Company. The new facility is secured by substantially all the Company's assets, thus limiting the Company's alternatives in securing additional financing. There can be no assurance that the Company will be able to obtain additional or alternative financing or that, if available, such financing will be on terms favorable to the Company. Although the Company does not anticipate any event of default, there can be no assurance the Company will be in compliance with the borrowing agreement covenants in the future.

THE COMPANY'S FUTURE SUCCESS IS DEPENDENT UPON THE COMPANY'S ABILITY TO DEVELOP, IMPROVE AND MARKET ITS PRODUCTS AND SERVICES.

     The Company's future operating results will depend upon its ability to improve and market existing products and to develop and successfully market new products and services. There is no assurance that the Company will be able to enhance its existing products or to develop new products or services in response to customer requirements or product introductions by competitors, which could have an adverse effect on the Company's results of operations.

THE LIMITED AVAILABILITY AND POSSIBLE COST FLUCTUATIONS OF MATERIALS USED IN THE COMPANY'S PRODUCTS COULD ADVERSELY AFFECT THE COMPANY'S BUSINESS.

     Certain of the components, subassemblies and materials for the Company's products are obtained from single sources or a limited group of suppliers. Although the Company seeks to reduce dependence on sole or limited source suppliers, the partial or complete loss of certain of these sources could have an adverse effect on the Company's results of operations and customer relationships. In addition, certain basic materials, such as stainless steel, are used extensively in the Company's product fabrication processes. Such basic materials may also be subject to worldwide shortages or price fluctuations related to the supply of or demand for raw materials, such as nickel, which are used in their production by the Company's suppliers. A significant increase in the price or decrease in the availability of one or more of these components, subassemblies or basic materials could also adversely affect the Company's results of operations.

THE COMPANY'S SUBSTANTIAL REDEMPTION OBLIGATIONS MAY ADVERSELY AFFECT THE COMPANY'S OPERATIONS AND FUTURE GROWTH.

     Only the standby line of credit under the Company's new credit facility allows for draw downs for purposes of meeting redemption obligations arising in connection with the Company's Series B

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convertible preferred stock and warrants. Of the $4,000,000 amount available for redemptions, the Company has drawn down $500,000. While the remaining $3,500,000 is enough to cover the full potential redemption obligations, the availability under the standby line of credit reduces in amount of availability beginning November 1, 2002 by the greater of $1,000,000 or 50% of net cash generated from operations for the previous fiscal quarter. By July 1, 2003, there will be no amount available under our new credit facility to fund any redemption obligations arising in connection with our Series B convertible preferred stock and warrants. Therefore, if all of the outstanding shares of Series B convertible preferred stock and warrants were tendered for redemption, the Company would be required to use cash generated from operations to fund the redemption obligation.

THE COMPANY MAY NOT ACHIEVE ITS ANTICIPATED REVENUE GROWTH OBJECTIVES WHICH MAY ADVERSELY AFFECT THE COMPANY'S PROFITABILITY AND ABILITY TO RETAIN KEY EMPLOYEES.

     Some facets of the Company's infrastructure are under-utilized and the Company has excess capacity. The inability to achieve revenue growth rates in the future may reduce profitability, as the Company may be unable to increase sales or gross margins to fully cover increasing fixed costs, or force further adjustments to capacity to reduce expenses. Additionally, the Company's ability to attract and retain key people may be inhibited unless profitability increases, generating funds to provide competitive employee compensation. There can be no assurance that the Company will achieve its revenue growth objectives.

THE COMPANY'S INABILITY TO PROTECT ITS INTELLECTUAL PROPERTY MAY ADVERSELY AFFECT THE COMPANY'S COMPETITIVE ADVANTAGE.

     The Company's competitive position may be affected by its ability to protect its proprietary technology. The Company has obtained certain patents and has filed a number of patent applications. The Company also anticipates filing applications for protection of its future products and technology. There can be no assurance that any such patents will provide meaningful protection for the Company's product innovations. There also can be no assurance that the Company will obtain any patent for which it applies, that existing patents to which the Company has rights will not be challenged, or that the issuance of a patent will give the Company any material advantage over its competition in connection with any of its products. The Company may experience additional intellectual property risks in international markets where it may lack patent protection. The patent laws of other countries may differ from those of the U.S. as to the patentability of the Company's products and processes. Moreover, the degree of protection afforded by foreign patents may be different from that of U.S. patents.

INTELLECTUAL PROPERTY-RELATED LITIGATION EXPENSES AND OTHER COSTS RESULTING FROM INFRINGEMENT CLAIMS ASSERTED AGAINST THE COMPANY OR ITS CUSTOMERS BY THIRD PARTIES MAY ADVERSELY AFFECT THE COMPANY'S RESULTS OF OPERATIONS AND ITS CUSTOMER RELATIONS.

     The technologies used by the Company may infringe the patents or proprietary technology of others. In the past, the Company has been required to initiate litigation to protect its patents. The cost of enforcing the Company's patent rights in lawsuits that it may bring against infringers or of defending itself against infringement charges by other patent holders or other third parties, including customers, may be high and could have an adverse effect on the Company's results of operations and its customer relations.

     Certain users of the Company's products have received notice of patent infringement from the Lemelson Medical, Education and Research Foundation, Limited Partnership (the "Partnership") alleging that their use of the Company's products may infringe certain patents transferred to the Partnership by the late Jerome H. Lemelson. Certain of these users have notified the Company that, in the event it is subsequently determined that their use of the Company's products infringes any of the Partnership's

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patents, they may seek indemnification from the Company for damages or expenses resulting from this matter. The Company does not believe its products infringe any valid and enforceable claims of the Partnership's patents. Furthermore, the Partnership has stated that it is not the Company's products that infringe the Partnership's patents, but rather the use of those products by the Company's customers. The Company cannot predict the outcome of this matter nor any related litigation or other costs related to mitigation activities that may arise in the future, the effect of such litigation or mitigation activities on the financial results of the Company, or the effect upon its customer relations.

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